EXHIBIT 5.1






                                November 18, 2002






(212) 701-3000


XL Capital Ltd
XL House
One Bermudiana Road
Hamilton HM11
Bermuda

XL Capital Finance (Europe) plc
2 Lambs Passage
London EC1Y 8YY
England

XL Capital Trust I
XL Capital Trust II
XL Capital Trust III
c/o XL Capital Ltd
XL House
One Bermudiana Road
Hamilton HM11
Bermuda

Ladies and Gentlemen:

            We have acted as special United States counsel to XL Capital Ltd, a Cayman Islands limited liability company (the "Company"), XL Capital Finance (Europe) plc, a public limited company formed under the laws of England and Wales ("XL Finance"), XL Capital Trust I, a Delaware business trust ("Trust I"), XL Capital Trust II, a Delaware business trust ("Trust II"), and XL Capital Trust III, a Delaware business trust ("Trust III", and together with Trust I and Trust II,


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the "Trusts") (the Company, XL Finance and the Trusts are referred to collectively as the "Registrants"), in connection with the preparation of:

      1. the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"), pursuant to which (A) the Company proposes to issue and/or sell from time to time (i) Ordinary Shares, par value U.S. $.01 per share (together with the related Ordinary Share Purchase Rights, the "Ordinary Shares"), (ii) Preference Ordinary Shares, par value U.S.$.01 per share (the "Preference Ordinary Shares"), (iii) debt securities consisting of debentures, notes or other evidences of indebtedness representing unsecured, unsubordinated obligations of the Company (the "Senior Debt Securities"), (iv) debt securities consisting of one or more debentures, notes or other evidences of indebtedness representing unsecured, subordinated obligations of the Company (the "Subordinated Debt Securities"), (v) warrants to purchase Ordinary Shares (the "Ordinary Share Warrants"), (vi) Ordinary Share purchase contracts obligating holders to purchase, and the Company to sell to the holders thereof or the Company to purchase and the holders thereof to sell to the Company at a future date (the "Ordinary Share Purchase Contracts") a specified number of Ordinary Shares, (vii) Ordinary Share purchase units (the "Ordinary Share Purchase Units") consisting of one or more Ordinary Share Purchase Contracts and any one or more of (a) debt or equity obligations of third parties, including, but not limited to, XL Finance Debt Securities (as defined below) or U.S. Treasury securities, (b) Trust Preferred Securities (as defined below), (c) Preference Ordinary Shares, (d) Senior Debt Securities, and (e) Subordinated Debt Securities, (viii) deferrable interest debt securities consisting of debentures, notes or other evidences of indebtedness representing unsecured, subordinated obligations of the Company (the "Subordinated Deferrable Interest Debentures"),
(ix) guarantees of the XL Finance Debt Securities (as defined below) (the "XL Finance Debt Securities Guarantee"), (x) guarantees of the Trust Preferred Securities (as defined below) (the "Trust Preferred Securities Guarantee") and
(xi) guarantees of the common undivided interests in the assets of the Trusts (the "Common Securities Guarantee"); (B) XL Finance proposes to issue and sell from time to time debt securities consisting of debentures, notes or other evidences of indebtedness representing unsecured, unsubordinated obligations of XL Finance (the "XL Finance Debt Securities") which have the benefit of the XL Finance Debt Securities Guarantee; and (C) each of the Trusts proposes to issue and sell from time to time preferred undivided interests in the assets of such Trust (the "Trust Preferred Securities") which will have the benefit of the Trust Preferred Securities Guarantee;

      2. the form of indenture, to be dated on or about the date of first issuance of Senior Debt Securities thereunder (the "Senior Debt Indenture"), between the Company and State Street Bank and Trust Company, as trustee (the "Senior Debt Trustee");

      3. the form of indenture, to be dated on or about the date of first issuance of Subordinated Debt Securities thereunder (the "Subordinated Debt Indenture"), between the Company and State Street Bank and Trust Company, as trustee (the "Subordinated Debt Trustee");


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      4.  the form of indenture, to be dated on or about the date of first issuance of XL Finance Debt Securities thereunder (the "XL Finance Debt Securities Indenture"), among XL Finance, as issuer, the Company, as guarantor, and State Street Bank and Trust Company, as trustee (the "XL Finance Debt Securities Trustee");

      5. the form of indenture, to be dated on or about the dated of first issuance of Subordinated Deferrable Interest Debentures thereunder (the "Subordinated Deferrable Interest Debentures Indenture" and, together with the Senior Debt Indenture, the Subordinated Debt Indenture and the XL Finance Securities Debt Indenture, the "Indentures"), between the Company and State Street Bank and Trust Company, as trustee (the "Subordinated Deferrable Interest Debentures Trustee");

      6. the Declaration of Trust I, dated as of October 19, 2001, among the Company and the trustees of Trust I named therein;

      7. the Declaration of Trust II, dated as of October 19, 2001, among the Company and the trustees of Trust II named therein;

      8. the Declaration of Trust III, dated as of October 19, 2001, among the Company and the trustees of Trust III named therein;

      9. the form of amended and restated Declaration of Trust, to be dated the date of the first issuance of Trust Preferred Securities for each Trust (the "Amended and Restated Declaration of Trust");

      10.  the form of XL Finance Debt Securities Guarantee;

      11. the form of trust preferred securities guarantee agreement, to be dated on or about the date of first issuance of a Trust Preferred Securities Guarantee thereunder (the "Trust Preferred Securities Guarantee Agreement") between the Company and the trustee named therein; and

      12. the form of common securities guarantee agreement, to be dated on or about the date of first issuance of a Common Securities Guarantee thereunder (the "Common Securities Guarantee Agreement").

          The Ordinary Shares, the Preference Ordinary Shares, the Senior Debt Securities, the Subordinated Debt Securities, the Ordinary Share Warrants, the Ordinary Share Purchase Contracts, the Ordinary Share Purchase Units, the Subordinated Deferrable Interest Debentures, the XL Finance Debt Securities, the Trust Preferred Securities, the XL Finance Debt Securities Guarantee, the Trust Preferred Securities Guarantee and the Common Securities Guarantee are referred to herein collectively as the "Offered Securities." The Offered Securities being registered under the Registration Statement may be offered on a continued or delayed basis pursuant to the provisions of Rule 415 of the Securities Act of 1933, as amended (the "Securities Act").

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      In rendering the opinions set forth herein, we have examined originals, photocopies or conformed copies certified to our satisfaction of corporate records, agreements, instruments and documents of the Registrants, certificates of public officials and other certificates and opinions and have made such other investigations as we have deemed necessary in connection with the opinions set forth herein. In our examination, we have assumed (a) the due organization and valid existence of each of the Registrants, (b) the due authorization, execution, authentication and delivery by all persons of the Registration Statement and each of the documents related thereto, (c) that each of such parties has the legal power to act in the respective capacity or capacities in which he, she or it is to act thereunder, (d) the authenticity of all documents submitted to us as originals, (e) the conformity to the original documents of all documents submitted to us as copies and (f) the genuineness of all signatures on the Registration Statement and all documents submitted to us.

      Based upon and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities will have been duly authorized and validly executed and delivered by each applicable Registrant and the other party or parties thereto,
(v) the applicable Indenture(s), the applicable Amended and Restated Declaration(s) of Trust, and/or the applicable Preferred Securities Guarantee Agreement, as the case may be, will have been duly qualified under the Trust Indenture Act of 1939, as amended, and (vi) any Offered Securities issuable upon conversion, exercise or exchange of any Offered Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, we advise you that in our opinion:

            1. Insofar as the laws of the State of New York are applicable thereto, when (A) the execution of the Senior Debt Indenture has been duly authorized by the Company by appropriate action, (B) the Senior Debt Indenture, in the form incorporated by reference in the Registration Statement, has been duly executed and delivered by the Company and the Senior Debt Trustee, (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Senior Debt Securities and related matters, (D) the terms of the Senior Debt Securities and their issuance and sale have been duly established in conformity with the Senior Debt Indenture so as not to violate any applicable law, the Articles of Association or the Memorandum of Association of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court
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      or governmental body having jurisdiction over the Company and (E) the
      Senior Debt Securities, in the form established in accordance with the Senior Debt Indenture incorporated by reference in the Registration Statement, have been duly executed and delivered by the Company and authenticated by the Senior Debt Trustee in accordance with the provisions of the Senior Debt Indenture and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Senior Debt Securities will constitute valid and legally binding obligations of the Company entitled to the benefits of the Senior Debt Indenture and enforceable against the Company in accordance with their terms, except that (a) the enforceability thereof may be subject to
      (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally and (ii) general principles of equity and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (b) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances ((a) and (b) collectively, the "Enforceability Exceptions").

            2. Insofar as the laws of the State of New York are applicable thereto, when (A) the execution of the Subordinated Debt Indenture has been duly authorized by the Company by appropriate action, (B) the Subordinated Debt Indenture, in the form incorporated by reference in the Registration Statement, has been duly executed and delivered by the Company and the Subordinated Debt Trustee, (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Subordinated Debt Securities and related matters, (D) the terms of the Subordinated Debt Securities and their issuance and sale have been duly established in conformity with the Subordinated Debt Indenture so as not to violate any applicable law, the Articles of Association or the Memorandum of Association of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (E) the Subordinated Debt Securities, in the form established in accordance with the Subordinated Debt Indenture incorporated by reference in the Registration Statement, have been duly executed and delivered by the Company and authenticated by the Subordinated Debt Trustee in accordance with the provisions of the Subordinated Debt Indenture and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Subordinated Debt Securities will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Subordinated Debt Indenture and enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions.

            3. Insofar as the laws of the State of New York are applicable thereto, when (A) the execution of the Subordinated Deferrable Interest Debentures Indenture has been

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      duly authorized by the Company by appropriate action, (B) the Subordinated
      Deferrable Interest Debentures Indenture, in the form incorporated by reference in the Registration Statement, has been duly executed and delivered by the Company and the Subordinated Deferrable Interest Debentures Trustee , (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Subordinated Deferrable Interest Debentures and related matters, (D) the terms of the Subordinated Deferrable Interest Debentures and their issuance and sale have been duly established in conformity with the Subordinated Deferrable Interest Debentures Indenture so as not to violate any applicable law, the Articles of Association or the Memorandum of Association of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (E) the Subordinated Deferrable Interest Debentures, in the form established in accordance with the Subordinated Deferrable Interest Debentures Indenture incorporated by reference in the Registration Statement, have been duly executed and delivered by the Company and authenticated by the Subordinated Deferrable Interest Debentures Trustee in accordance with the provisions of the Subordinated Deferrable Interest Debentures Indenture and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Subordinated Deferrable Interest Debentures will constitute valid and legally binding obligations of the Company entitled to the benefits of the Subordinated Deferrable Interest Debentures Indenture and enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions.

            4. Insofar as the laws of the State of New York are applicable thereto, when (A) the execution of the XL Finance Debt Securities Indenture has been duly authorized by XL Finance by appropriate action,
      (B) the XL Finance Debt Securities Indenture, in the form incorporated by reference in the Registration Statement, has been duly executed and delivered by XL Finance and the XL Finance Debt Securities Trustee, (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of XL Finance have taken all necessary action to approve the issuance and terms of the XL Finance Debt Securities and related matters, (D) the terms of the XL Finance Debt Securities and their issuance and sale have been duly established in conformity with the XL Finance Debt Securities Indenture so as not to violate any applicable law, the Articles of Association or the Memorandum of Association of XL Finance or result in default under or breach of any agreement or instrument binding upon XL Finance or the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over XL Finance or the Company and (E) the XL Finance Debt Securities, in the form established in accordance with the XL Finance Debt Securities Indenture incorporated by reference in the Registration Statement, have been duly executed and delivered by XL Finance and authenticated by the XL Finance Debt Securities Trustee in accordance with the provisions of the XL Finance Debt Securities Indenture and delivered and paid for as contemplated by any applicable purchase or underwrit-

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      ing agreement and the Registration Statement, the XL Finance Debt
      Securities will constitute valid and legally binding obligations of XL Finance entitled to the benefits of the XL Finance Debt Securities Indenture and enforceable against XL Finance in accordance with their terms, subject to the Enforceability Exceptions.

            5. Insofar as the laws of the State of New York are applicable thereto, when (A) the execution of the XL Finance Debt Securities Guarantee has been duly authorized by the Company by appropriate action,
      (B) the XL Finance Debt Securities Guarantee, in the form included in the form of XL Finance Securities Indenture incorporated by reference in the Registration Statement, has been duly executed and delivered by the Company, (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of XL Finance and the Company have taken all necessary action to approve the issuance and terms of the XL Finance Debt Securities and the XL Finance Debt Securities Guarantee, respectively, and related matters, (D) the terms of the XL Finance Debt Securities and their issuance and sale and the terms of the XL Finance Debt Securities Guarantee have been duly established in conformity with the XL Finance Debt Securities Indenture so as not to violate any applicable law, the Articles of Association or the Memorandum of Association of XL Finance or the Company or result in default under or breach of any agreement or instrument binding upon XL Finance or the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over XL Finance or the Company, (E) the XL Finance Debt Securities Indenture in the form incorporated by reference in the Registration Statement, has been duly executed and delivered by the Company, XL Finance and by the XL Finance Debt Securities Trustee and (F) the XL Finance Debt Securities, in the form to be filed as an exhibit to the Registration Statement, have been duly executed and delivered by XL Finance, and authenticated by the XL Finance Debt Securities Trustee in accordance with the provisions of the XL Finance Debt Securities Indenture and the XL Finance Debt Securities are delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the XL Finance Debt Securities Guarantee will constitute a valid and legally binding obligation of the Company entitled to the benefits of the XL Finance Debt Securities Indenture and enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

            6. Insofar as the laws of the State of New York are applicable thereto, when (A) the execution of the Trust Preferred Securities Guarantee Agreement has been duly authorized by the Company by appropriate action, (B) the Trust Preferred Securities Guarantee Agreement, in the form incorporated by reference in the Registration Statement, has been duly executed and delivered by the Company and the trustee named therein,
      (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Trust Preferred Securities Guarantee Agreement and related matters, (D) the terms of the Trust Preferred Securities and their issuance and sale and the terms of the Trust Preferred Securities Guarantee Agreement have been duly es-


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      tablished in conformity with the applicable Amended and Restated
      Declaration of Trust so as not to violate any applicable law or the Articles of Association or the Memorandum of Association of the Company or the Certificate of Trust or the Amended and Restated Declaration of Trust of the applicable Trust, or result in default under or breach of any agreement or instrument binding upon the Company or the applicable Trust and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or such Trust and (E) the Trust Preferred Securities, in the form established in accordance with the applicable form of Amended and Restated Declaration of Trust, incorporated by reference in the Registration Statement, have been duly executed and delivered by the applicable Trust and the Trust Preferred Securities have been authenticated by the trustee named therein in accordance with the provisions of the applicable Amended and Restated Declaration of Trust, and the applicable Trust Preferred Securities are delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Trust Preferred Securities Guarantee Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

            7. Insofar as the laws of the State of New York are applicable thereto, when (A) the execution of the Common Securities Guarantee Agreement has been duly authorized by the Company by appropriate action,
      (B) the Common Securities Guarantee Agreement, in the form incorporated by reference in the Registration Statement, has been duly executed and delivered by the Company, (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Common Securities Guarantee Agreement and related matters, (D) the terms of the Trust Preferred Securities and their issuance and sale and the terms of the Common Securities Guarantee Agreement have been duly established in conformity with the applicable Amended and Restated Declaration of Trust so as not to violate any applicable law or the Articles of Association or the Memorandum of Association of the Company or the Certificate of Trust or the Amended and Restated Declaration of Trust of the applicable Trust, or result in default under or breach of any agreement or instrument binding upon the Company or the applicable Trust and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or such Trust and (E) the Trust Preferred Securities, in the form established in accordance with the applicable form of Amended and Restated Declaration of Trust, incorporated by reference in the Registration Statement, have been duly executed and delivered by the applicable Trust in accordance with the provisions of the applicable Amended and Restated Declaration of Trust, and the applicable Trust Preferred Securities are delivered paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Common Securities Guarantee Agreement will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

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            8.  Insofar as the laws of the State of New York are applicable thereto, when (A) the execution of the warrant agreement pursuant to which the Ordinary Share Warrants will be issued (the "Warrant Agreement") has been duly authorized by the Company by appropriate action, (B) the Warrant Agreement has been duly executed and delivered by the Company and the warrant agent thereunder, (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Ordinary Share Warrants and related matters, including, without limitation, any necessary reservation of Ordinary Shares issuable upon exercise of the Ordinary Share Warrants and (D) the Ordinary Share Warrants, in the form included in the Warrant Agreement, have been duly executed and delivered by the Company and countersigned by the warrant agent thereunder pursuant to the Warrant Agreement and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Ordinary Share Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

            9. Insofar as the laws of the State of New York are applicable thereto, when (A) the execution of the Ordinary Share Purchase Contracts has been duly authorized by the Company and each counter-party thereunder by appropriate action, (B) the Ordinary Share Purchase Contracts have been duly executed and delivered by the Company and the counter-party thereunder, (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Ordinary Share Purchase Contracts and related matters and (D) the Ordinary Share Purchase Contracts, in an appropriate form, have been duly executed and delivered by the Company and countersigned by the counter-party thereunder and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Ordinary Share Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

      In giving our opinion, we are relying, without independent verification
(A) as to all matters of fact, upon certificates and written statements of officers of the Registrants, (B) as to all matters of Cayman Islands law, on the opinion of Hunter & Hunter, dated of even date herewith and filed as Exhibit 5.2 to the Registration Statement and (C) as to all matters of Delaware law, on the opinion of Richards, Layton & Finger, P.A., dated of even date herewith and filed as Exhibit 5.3 to the Registration Statement, and (D) as to all matters of United Kingdom law, on the opinion of Slaughter & May, dated of even date herewith and filed as Exhibit 5.4 to the Registration Statement.

      We are members of the Bar of the State of New York and do not purport to be experts in or to express any opinion concerning the laws of any jurisdictions other than the laws of the State of New York and the federal laws of the United States of America. In rendering the opinions set

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                                      -10-



forth above, we express no opinion as to the laws of any jurisdictions other than the laws of the State of New York and the federal laws of the United States. Accordingly, our opinions expressed in paragraphs 1 through 9 above are not intended as opinions under the laws of the jurisdictions of organization of the Registrants and are intended to cover only the nature of the Indentures, the XL Finance Debt Securities Guarantee, the Trust Preferred Securities Guarantee Agreement, the Common Securities Guarantee Agreement and the Ordinary Share Purchase Contracts and the Offered Securities as contracts and obligations created under and governed by the laws of the State of New York.

      We hereby consent to the reference to our firm in the Registration Statement under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act, as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission thereunder.

                                           Very truly yours,



                                           /s/ Cahill Gordon & Reindel